UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

NEW RELIC, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear NAME,

New Relic’s history has been defined by an ongoing commitment to adapting and changing our company to anticipate the evolving landscape and provide the highest level of data observability for our customers. Today we announced the next step in this journey. We have agreed to be acquired by Francisco Partners and TPG in an all-cash transaction for $6.5 billion. The press release we issued can be found here.

Francisco Partners and TPG have strong track records helping technology companies grow, and we are confident they are two ideal partners to advance our mission. We have seen examples in the industry where private equity firms and tech companies have partnered and delivered further market leadership, and as a private company and with their partnership New Relic will have additional resources and enhanced flexibility to not only complete our consumption business transition, but also accelerate our long-term strategy to provide a standardized data-driven practice that engineers at any company can benefit from. Francisco Partners and TPG share our vision for the future, support our team and our strategy, and are excited to join forces with us as we work to capture the exciting opportunities ahead.

Our teams have been doing excellent work growing and expanding our relationships with customers and innovating our platform. In the last few years, we have invested significantly into innovation of the New Relic all-in-one platform with 30+ capabilities, and we are proud to have been recognized by many industry analysts such as yourself. And, we believe there’s much more to come in our next chapter.

We look forward to connecting with you soon, and thank you for your support of our continued success.

Sincerely,

Ishan Mukherjee

Important Information and Where to Find It

This communication is being made in respect of the proposed transaction involving New Relic, FP and TPG. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction. New Relic expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of New Relic and will contain important information about the proposed transaction and related matters. INVESTORS OF NEW RELIC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov and at New Relic’s website at ir.newrelic.com/financial-information.

Participants in the Solicitation

New Relic and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of New Relic’s stockholders in connection with the proposed merger will be set forth in New Relic’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

Statements in this communication contain “forward-looking statements” within the meaning of federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on New Relic’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by New Relic, FP and TPG, all of which are subject to change. Such statements generally include words such as “may,” “will,” “should,” “would,” “might,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, estimates and projections. The forward-looking statements in this communication include statements regarding the transaction and the ability to consummate the transaction. Forward-looking statements speak only as of the date they are made, and New Relic undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of New Relic’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by FP and TPG to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) New Relic’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) potential litigation relating to the proposed transaction; (ix) the risk that disruptions from the proposed transaction will harm New Relic’s business, including current plans and operations; (x) the ability of New Relic to retain and hire key personnel; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xii) legislative, regulatory and economic developments affecting New Relic’s business; (xiii) general economic and market developments and conditions; (xiv) the evolving legal, regulatory and tax regimes under which New Relic operates; (xv) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect

New Relic’s financial performance; (xvi) restrictions during the pendency of the proposed transaction that may impact New Relic’s ability to pursue certain business opportunities or strategic transactions; and (xvii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as New Relic’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on New Relic’s financial condition, results of operations, or liquidity. New Relic does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.